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                                                        Exhibit B


                        NEES GLOBAL, INC.
     Consolidated Statement of Income and Accumulated Deficit
          For the Twelve Months Ended September 30, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)



INCOME
------

Rental water heater revenue                                      $ 1,822
Consulting revenue and other                                         593
Equity in earnings - HydroServ Group, LLC                           (192)
                                                                --------
         Total income                                              2,223
                                                                --------
EXPENSE
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Operation and maintenance expenses                                 3,232
Depreciation                                                              393
Loss from investment in Underwater Unlimited Diving
  Services, Inc. and HydroServ Group, LLC                          1,009
Income taxes                                                      (1,041)
                                                                --------
         Total expenses                                            3,593
                                                                --------
Net loss                                                        $ (1,370)
                                                                ========

Accumulated deficit at beginning of period                      $ (8,876)

Accumulated deficit at end of period                            $(10,246)
                                                                ========